Exhibit 24.5
CHAMPION ENTERPRISES, INC.
LIMITED POWER OF ATTORNEY
     Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Roger K. Scholten, Daniel C. McMurtrie, and Jean H. Kim, acting singly as such person’s true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable to enable Champion Enterprises, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with a registration statement on Form S-3 to be initially filed by Champion Enterprises, Inc. in connection with a universal shelf offering of securities, including specifically, but without limitation, power and authority to sign for the undersigned such registration statement, sign any and all amendments (including post-effective amendments) to such registration statement and to sign registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

/s/ Thomas A. Madden (signature)

Thomas A. Madden

Dated: May 6, 2009